EXHIBIT 99.1

PRESS RELEASE
November 25, 2025

Arrowhead Pharmaceuticals Reports 2025 Fiscal Year-End Results
Conference Call and Webcast Today, November 25, 2025 at 4:30 p.m. ET

PASADENA, Calif., November 25, 2025 — Arrowhead Pharmaceuticals, Inc. (NASDAQ: ARWR) today announced financial results for its 2025 fiscal year ended September 30, 2025. The Company is hosting a conference call today, November 25, 2025, at 4:30 p.m. ET to discuss the results.

“The recent FDA approval of REDEMPLO, indicated as an adjunct to diet to reduce triglycerides in adults with familial chylomicronemia syndrome (FCS), is a transformational milestone for Arrowhead. REDEMPLO is the first and only FDA-approved siRNA medicine for people living with FCS and represents the first FDA-approval for a medicine leveraging Arrowhead’s proprietary and differentiated Targeted RNAi Molecule (TRiMTM) platform,” said Christopher Anzalone, Ph.D., President and CEO at Arrowhead. “However, Arrowhead is truly just getting started and we are well positioned to execute on our aggressive goals in discovery, clinical development, business development, and commercial to enable multiple potential new launches, both independently and with partners, over the coming years”

Webcast and Conference Call and Details
Investors may access a live audio webcast on the Events and Presentations page under the Investors section of the Arrowhead website. A replay of the webcast will be available approximately two hours after the conclusion of the call.

For analysts who wish to participate in the conference call, please register at https://register-conf.media-server.com/register/BI2700430252ab408a89dff83808477869. Once registered, you will receive the dial-in number and a personalized PIN code that will be required to access the call.
Selected Recent Events
•Announced that the U.S. Food and Drug Administration (FDA) has approved REDEMPLO (plozasiran), a small interfering RNA (siRNA) medicine, as an adjunct to diet to reduce triglycerides in adults with familial chylomicronemia syndrome (FCS).
◦FCS is a severe, rare disease, with an estimated 6,500 people in the U.S. living with genetic or clinical FCS, characterized by triglyceride levels that can be 10 to 100 times higher than normal leading to a substantially higher risk of developing acute, recurrent, and potentially fatal pancreatitis.
◦This is Arrowhead’s first FDA-approved medicine, marking a major milestone for the company as it transitions into commercial-stage.

◦REDEMPLO is the first and only FDA-approved siRNA medicine for people living with FCS and can be self-administered at home with a simple subcutaneous injection once every three months.

◦REDEMPLO is the first and only FDA-approved medicine to be studied in patients with genetically confirmed and clinically diagnosed FCS.

◦The FDA approval is based on positive results from the Phase 3 PALISADE study where REDEMPLO significantly reduced triglycerides -80% from baseline and lowered the numerical incidence of acute pancreatitis compared to placebo.

•Announced the One-REDEMPLO pricing model that creates one consistent price across current and potential future indications.
•Launched Rely On REDEMPLO, a patient support program providing support services and resources for patients at each stage of the treatment journey with REDEMPLO, including financial assistance options for eligible patients.

•Announced a global licensing and collaboration agreement with Novartis for ARO-SNCA, Arrowhead’s preclinical stage siRNA therapy against alpha-synuclein for the treatment of synucleinopathies, such as Parkinson’s Disease, and for other additional collaboration targets that will utilize Arrowhead’s proprietary Targeted RNAi Molecule (TRiM™) platform. Financial terms of the agreement include:

◦Arrowhead received a $200 million upfront payment from Novartis. Arrowhead is also eligible to receive development, regulatory, and sales milestone payments of up to $2 billion. Arrowhead is further eligible to receive tiered royalties on commercial sales up to the low double digits.

•Filed a request for regulatory clearance to initiate a Phase 1/2a clinical trial of ARO-DIMER-PA, the company’s investigational RNA interference (RNAi) therapeutic being developed as a potential treatment for atherosclerotic cardiovascular disease (ASCVD) due to mixed hyperlipidemia.

◦ARO-DIMER-PA is a dual functional RNAi therapeutic designed to silence expression of the proprotein convertase subtilisin kexin 9 (PCSK9) and apolipoprotein C3 (APOC3) genes. This represents an important step forward for the RNAi field as it is the first clinical candidate to target two genes simultaneously in one molecule.

•Filed a request for regulatory clearance to initiate a Phase 1/2a clinical trial of ARO-MAPT, the company’s investigational RNAi therapeutic being developed as a potential treatment for tauopathies including Alzheimer’s disease, a progressive neurodegenerative disease characterized by cognitive and functional decline.

◦ARO-MAPT is Arrowhead’s first investigational RNAi-based therapy to utilize a new proprietary delivery system which, in preclinical studies, has achieved blood-brain-barrier penetration and deep knockdown of target genes across the central nervous system (CNS), including deep brain regions, after subcutaneous injections.

•Earned $300 million in milestone payments from Sarepta Therapeutics.

◦$100 million milestone earned when Arrowhead reached the first of two pre-specified enrollment targets and subsequent authorization to dose escalate in a Phase 1/2 clinical study of ARO-DM1, an investigational RNA interference (RNAi) therapeutic for the treatment of type 1 myotonic dystrophy (DM1), the most common adult-onset muscular dystrophy.

◦$200 million milestone earned following a drug safety committee review and subsequent authorization to dose escalate, and achievement of the second pre-specified patient enrollment target.

•Elected to receive approximately $50 million worth of Arrowhead common stock and approximately $50 million in cash from Sarepta Therapeutics to satisfy the payment of the first $100 million milestone owed to Arrowhead. The company believed this direct stock buyback of Arrowhead shares from Sarepta at $18.79 per share was an attractive option, given Arrowhead’s significant growth potential, both near- and longer-term. These shares were subsequently placed into treasury to reduce the number of Arrowhead shares outstanding.

•Dosed the first subject in the YOSEMITE Phase 3 clinical trial of zodasiran, the company’s investigational RNAi therapeutic being developed as a potential treatment for homozygous familial hypercholesterolemia (HoFH), a rare genetic condition that leads to severely elevated LDL-cholesterol and early onset cardiovascular disease. Zodasiran is the fourth investigational RNAi-based candidate developed by Arrowhead to reach late-stage pivotal studies, after investigational drugs plozasiran, fazirsiran (licensed to Takeda) and olpasiran (licensed to Amgen).

•Announced the signing of an asset purchase agreement between Sanofi and Visirna Therapeutics, a majority-owned subsidiary of Arrowhead created to develop and commercialize four of Arrowhead’s investigational cardiometabolic candidates in Greater China. Summary terms of the agreement include:

•Visirna will receive an upfront payment of $130 million from Sanofi. In addition, Visirna will be eligible to receive further milestone payments of up to $265 million upon approval of plozasiran across various indications in mainland China.

•Sanofi will receive an exclusive license to develop and commercialize investigational plozasiran in Greater China from Visirna Therapeutics, offering potential treatment to people living with elevated triglycerides.

Selected Fiscal 2025 Year-End Financial Results

ARROWHEAD PHARMACEUTICALS, INC.
CONSOLIDATED CONDENSED FINANCIAL INFORMATION
(in thousands, except per share amounts)

	Year Ended September 30,
OPERATING SUMMARY	2025	2024
Revenue	$829,448	$3,551
Operating Expenses:
Research and development	607,159	505,870
General and administrative expenses	123,943	98,761
Total operating expenses	731,102	604,631
Operating income (loss)	98,346	(601,080)
Total other expense	(46,813)	(11,380)
Income (loss) before income tax expense and noncontrolling interest	51,533	(612,460)
Income tax (benefit) expense	21,419	(2,767)
Net income (loss) including noncontrolling interest	30,114	(609,693)
Net income (loss) attributable to noncontrolling interest, net of tax	31,745	(10,200)
Net income (loss) attributable to Arrowhead Pharmaceuticals, Inc.	$(1,631)	$(599,493)

Net income (loss) per share attributable to Arrowhead Pharmaceuticals, Inc. - Diluted	$(0.01)	$(5.00)
Weighted-average shares used in calculating - Diluted	133,758	119,784

	September 30,
FINANCIAL POSITION SUMMARY	2025	2024
Cash, cash equivalents and restricted cash	$226,548	$102,685
Available-for-sale securities, at fair value	692,818	578,276
Total cash resources (Cash, cash equivalents and restricted cash and Available-for-sale securities, at fair value)	919,366	680,961
Other current and long-term assets	465,929	458,841
Total Assets	$1,385,295	$1,139,802

Liability related to the sale of future royalties	$367,397	$341,361
Credit Facility	254,883	393,183
Deferred revenue	2,399	—
Other liabilities	257,200	214,195
Total Liabilities	$881,879	$948,739

Total Arrowhead Pharmaceuticals, Inc. Stockholders' Equity	466,052	185,444
Noncontrolling Interest	37,364	5,619
Total Noncontrolling Interest and Stockholders' Equity	$503,416	$191,063
Total Liabilities, Noncontrolling Interest and Stockholders' Equity	$1,385,295	$1,139,802

Shares Outstanding	135,702	124,376

About REDEMPLO® (plozasiran)

REDEMPLO (plozasiran) is approved by the U.S. Food and Drug Administration as an adjunct to diet to reduce triglycerides in adults with Familial Chylomicronemia Syndrome (FCS). REDEMPLO is an siRNA therapeutic designed to suppress the production of apoC-III, a protein produced in the liver that raises triglyceride levels by slowing their breakdown and clearance. By targeting apoC-III with sustained silencing, REDEMPLO delivers significant reductions in triglyceride levels. REDEMPLO is the first and only siRNA FDA-approved treatment studied in both genetically confirmed and clinically diagnosed patients living with FCS.

For more information about REDEMPLO, visit Our Medicines.

IMPORTANT SAFETY INFORMATION

CONTRAINDICATIONS

None.

ADVERSE REACTIONS

Most common adverse reactions in REDEMPLO treated patients (incidence ≥10% of patients treated with REDEMPLO and >5% more frequently than with placebo) are hyperglycemia, headache, nausea, and injection site reaction.

Please see full Prescribing Information for REDEMPLO®.

About Arrowhead Pharmaceuticals
Arrowhead Pharmaceuticals develops medicines that treat intractable diseases by silencing the genes that cause them. Using a broad portfolio of RNA chemistries and efficient modes of delivery, Arrowhead therapies trigger the RNA interference mechanism to induce rapid, deep, and durable knockdown of target genes. RNA interference, or RNAi, is a mechanism present in living cells that inhibits the expression of a specific gene, thereby affecting the production of a specific protein. Arrowhead’s RNAi-based therapeutics leverage this natural pathway of gene silencing.
For more information, please visit www.arrowheadpharma.com, or follow us on X (formerly Twitter) at @ArrowheadPharma, LinkedIn, Facebook, and Instagram. To be added to the Company's email list and receive news directly, please visit http://ir.arrowheadpharma.com/email-alerts.
Safe Harbor Statement under the Private Securities Litigation Reform Act:
This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this release except for historical information may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “hope,” “intend,” “plan,” “project,” “could,” “estimate,” “continue,” “target,” “forecast” or “continue” or the negative of these words or other variations thereof or comparable terminology are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, trends in our business, expectations for our product pipeline, products or product candidate or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements include, but are not limited to, statements about our beliefs and expectations regarding the long-term impacts of REDEMPLO (plozasiran) on patient health and the health care system; our beliefs and expectations regarding the pricing, value, or expected timing for availability of our drugs and drug candidates; and our believes and expectations around the potential uses and value of the TRiM™ platform. These statements are based upon our current expectations and speak only as of the date hereof. Actual results or outcomes may differ materially and adversely from those expressed in any forward-looking statements as a result of numerous factors and uncertainties the safety and efficacy of our products and product candidates, pricing and reimbursement decisions related to our products, demand for our products, decisions of regulatory authorities and the timing thereof, the duration and impact of regulatory delays in our clinical programs, our ability to finance our operations, the likelihood and timing of the receipt of future milestone and licensing fees, the future success of our scientific studies, the timing for starting and completing clinical trials, rapid technological change in our markets, the enforcement of our intellectual property rights, and the other risks and uncertainties described in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents filed with the Securities and Exchange Commission from time to time. We assume no obligation to update or revise forward-looking statements to reflect new events or circumstances.

Contacts:
Arrowhead Pharmaceuticals, Inc.
Vince Anzalone, CFA
626-304-3400
ir@arrowheadpharma.com
Investors:
LifeSci Advisors, LLC
Brian Ritchie
212-915-2578
britchie@lifesciadvisors.com
Media:
LifeSci Communications, LLC
Kendy Guarinoni, Ph.D.
724-910-9389
kguarinoni@lifescicomms.com

Source: Arrowhead Pharmaceuticals, Inc.
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